                                                         Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2002 with respect to the financial statements of Crossley Carpet Mills Limited, in Amendment No. 2 to the Registration Statement (Form S-4) and related prospectus of Collins & Aikman Floorcoverings, Inc. for the registration of $175,000,000 9 3/4% Senior Subordinated Notes due 2010.




/s/ Ernst & Young LLP

Halifax, Canada
August 2, 2002